For Immediate Release

China MediaExpress Holdings, Inc. Receives Notification From Nasdaq

FUJIAN, China, April 4, 2011 -- China MediaExpress Holdings, Inc. (NASDAQ: CCME) ("CME" or "Company"), China's largest  television advertising operator on inter-city and airport express buses, reported today that the NASDAQ Stock Market (“NASDAQ”) has sent a letter to the Company to the effect that NASDAQ was exercising its discretionary authority under Listing Rule 5101 to suspend the Company’s common stock from trading on NASDAQ effective opening of business on April 12, 2011, subject to the Company’s right to appeal such determination to a hearing panel not later than April 8, 2011. The Company intends to appeal NASDAQ’s determination before such deadline.

- Ends -

About CME

CME, through contractual arrangements with Fujian Fenzhong, an entity majority owned by CME’ former majority shareholder, operates the largest television advertising network on inter-city and airport express buses in China. While CME has no direct equity ownership in Fujian Fenzhong, through the contractual agreements CME receives the economic benefits of Fujian Fenzhong’s operations. Fujian Fenzhong generates revenue by selling advertisements on its network of television displays installed on over 27,200 express buses originating in eighteen of China's most prosperous regions, including the four municipalities of Beijing, Shanghai, Tianjin and Chongqing and fourteen economically prosperous regions, namely Guangdong, Jiangsu, Jiangxi, Fujian, Sichuan, Hebei, Anhui, Hubei, Shandong, Shanxi, Inner Mongolia, Zhejiang, Hunan and Henan.

CME is included in the Russell Global Index. For more information visit: www.ccme.tv

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act"), as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include, but are not limited to statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about:

•	The Company's goals and strategies;
•	The Company's future prospects and market acceptance of its advertising network;
•	The Company's future business development, financial condition and results of operations;
•	Projected changes in revenue, costs, expense items, profits, earnings, and other estimated financial information;
•	The Company's ability to manage the growth of its existing advertising network on inter-city express buses and expansion to prospective advertising network on high speed railways;
•	Trends and competition in the out-of-home advertising media market in China;
•	Changes in general economic and business conditions in China; and
•	Chinese laws, regulation and policies, including those applicable to the advertising industry.

CONTACT: China MediaExpress, Investor Relations Department, ir@ccme.tv